UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2015

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The Agreement and Plan of Merger

On July 28, 2015, Industrial Income Trust Inc., a Maryland corporation (the “Company”), Western Logistics LLC (“Parent”), a Delaware limited liability company and an affiliate of Global Logistic Properties Limited (“GLP”), and Western Logistics II LLC (“Merger Sub”), a Delaware limited liability company and wholly-owned subsidiary of Parent, entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity (the “Surviving Entity”). Upon completion of the Merger, the separate corporate existence of the Company will cease. The board of directors of the Company (the “Company Board”) has unanimously approved the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement.

Prior to the closing of the Merger, the Company will transfer subsidiaries that own 11 of its properties that are under development or in the lease-up stage (the “Excluded Properties”) to a liquidating entity, the beneficial interests in which will be distributed pro rata to the Company’s stockholders immediately prior to the effective time of the Merger (the “Merger Effective Time”).

Pursuant to the terms and conditions in the Merger Agreement, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, at the Merger Effective Time, each share of common stock, $0.01 par value per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Merger Effective Time will be converted into the right to receive an amount in cash equal to $10.30, without interest and subject to any applicable withholding tax obligations (the “Merger Consideration”).

In addition, on the closing date of the Merger and prior to the Merger Effective Time, each special partnership unit of Industrial Income Operating Partnership LP, the Company’s operating partnership (the “Operating Partnership”), will automatically be redeemed by the Operating Partnership for the receipt by the holder of such special partnership units of a number of partnership units of the Operating Partnership (“OP Units”), in accordance with the operating partnership agreement (the “Special Partnership Unit Redemption”). Immediately after the Special Partnership Unit Redemption, each OP Unit received as part of the Special Partnership Unit Redemption will automatically be converted into one share of Common Stock of the Company (the “OP Unit Conversion”). The Merger will occur immediately after the OP Unit Conversion.

Immediately prior to the Merger Effective Time, all of the outstanding shares of restricted stock granted under the Company’s Equity Incentive Plan and Private Placement Equity Incentive Plan will automatically become fully vested and free of any forfeiture restrictions (whether or not then vested or subject to any performance condition that has not been satisfied). At the Merger Effective Time, each share of restricted stock will be considered an outstanding share of Common Stock for all purposes of the Merger Agreement, including the right to receive the Merger Consideration.

The Company and Parent have made certain customary representations and warranties in the Merger Agreement and have agreed to customary covenants, including, among others, with respect to the conduct of business of the Company prior to the closing and covenants prohibiting the Company and its subsidiaries and representatives from soliciting or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions.

The Merger Agreement requires the Company to convene a stockholders’ meeting for purposes of obtaining the approval of the holders of a majority of the outstanding Common Stock and to prepare and file a proxy statement with the Securities and Exchange Commission (the “SEC”) with respect to such meeting as promptly as practicable after the date of the Merger Agreement, which proxy statement will contain, subject to certain exceptions, the Company Board’s recommendation that the Company’s stockholders vote in favor of the Merger.

Prior to the approval of the Merger by the Company’s stockholders, the Company Board may in certain circumstances adopt, approve or declare advisable certain alternative business combination transactions or take similar actions in accordance with its obligations under applicable law, subject to complying with specified notice and other conditions set forth in the Merger Agreement.

The completion of the Merger is subject to a number of conditions, including, among others: (i) approval of the Merger by the requisite vote of stockholders as of the record date for the special meeting of stockholders; (ii) the accuracy of the Company’s and Parent’s representations and warranties as of the Merger Effective Time, subject to certain materiality, material adverse effect and other exceptions; (iii) the Company and Parent having performed in all material respects all material obligations and complied in all material respects with all material agreements and covenants required under the Merger Agreement; (iv) the absence of a material adverse effect on the Company; (v) the receipt by Parent of tax opinions relating to the REIT status of the Company; (vi) the execution by certain affiliates of Industrial Income Advisors LLC (the “Prior Advisor”) of a transition services agreement pursuant to which, among other things, affiliates of the Prior Advisor will, for a transition period following closing of the Merger, provide certain accounting, asset management and other oversight services to the Surviving Entity in connection with the transition of the management, operation, maintenance, leasing and servicing of the Company’s properties; (vii) the receipt of applicable payoff letters; (viii) the receipt of Committee on Foreign Investment in the United States (“CFIUS”) clearance by GLP, an affiliate of Parent that guarantees certain of Parent’s obligations under the Merger Agreement, related to notices filed with CFIUS prior to the date of the Merger Agreement in connection with GLP’s syndication of interests in the completed acquisition of the logistics platform portfolio of IndCor Properties, Inc.; (ix) the transfer of the Excluded Properties to a liquidating entity, the beneficial interests in which will be distributed pro rata to the Company’s stockholders; and (x) the completion of the Replacement Advisor Contribution and the transactions contemplated by the OP Unit Purchase Agreement (each as defined under “The Amended and Restated Advisory Agreement and the Contribution Agreement” below). The obligations of the parties to consummate the Merger are not subject to any financing condition or the receipt of any financing by Parent or Merger Sub.

The Merger Agreement may be terminated under certain circumstances, including: (A) by mutual written consent of the parties; (B) by either party (1) if the Merger has not been consummated on or before November 16, 2015 (the “Outside Date”), (2) if a final and non-appealable order is entered permanently restraining or otherwise prohibiting the Merger or the other transactions contemplated by the Merger Agreement, or (3) upon a failure of the Company to obtain approval of the requisite vote of its stockholders; (C) by Parent if (1) the Company has breached its representations and warranties or covenants and agreements, and the breach results in the applicable closing condition with respect to its representations and warranties or covenants and agreements being incapable of being satisfied by the Outside Date (subject to certain exceptions) or (2) the Company or the Company Board breaches certain covenants related to the non-solicitation of alternative acquisition agreements; or (D) by the Company if (1) Parent has breached its representations and warranties or covenants and agreements, and the breach results in the applicable closing condition with respect to its representations and warranties or covenants and agreements being incapable of being satisfied by the Outside Date (subject to certain exceptions), (2) the Company Board approves and authorizes the Company to enter into a definitive agreement to implement a superior business combination proposal, subject to the satisfaction of conditions set forth in the Merger Agreement or (3) Parent informs the Company or the Company otherwise becomes aware that the closing condition related to CFIUS clearance will not be satisfied or fulfilled at or prior to the Outside Date.

The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to reimburse Parent’s reasonable transaction expenses up to an aggregate amount equal to $25.0 million. In connection with the termination of the Merger Agreement under other specified circumstances, Parent may be required to reimburse the Company’s reasonable transaction expenses up to an aggregate amount equal to $7.5 million. The Merger Agreement also provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay to Parent a termination fee of $110.0 million, less any transaction expenses reimbursement amount paid by the Company to Parent. The Merger Agreement also provides that in connection with the termination of the Merger Agreement under certain other circumstances, Parent will be required to pay to Company a termination fee of $250.0 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about

Parent, Merger Sub or the Company. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about Parent or the Company at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the SEC.

The Amended and Restated Advisory Agreement and the Contribution Agreement

Prior to July 27, 2015, the Company, the Operating Partnership and Prior Advisor were party to a Seventh Amended and Restated Advisory Agreement, dated February 21, 2015 (the “Prior Advisory Agreement”), pursuant to which the Prior Advisor performed certain duties and responsibilities as a fiduciary of the Company and its stockholders.

On July 27, 2015, the Company, the Operating Partnership and IIT Advisor LLC (the “New Advisor”) entered into the Eighth Amended and Restated Advisory Agreement (the “New Advisory Agreement”), in order to, among other things, (i) acknowledge the assignment of the rights and obligations of the Prior Advisor under the Prior Advisory Agreement to the New Advisor, (ii) eliminate the portion of the asset management fee payable to the Company’s advisor by the Company in the case of certain dispositions equal to 2.0% of the contract sales price (the “Disposition Fee”), and (iii) reduce certain time periods with respect to the termination of the New Advisory Agreement from 60 days to 30 days. The Prior Advisor and Academy Partners Ltd. Liability Company, an affiliate of the Prior Advisor (“Academy Partners”), collectively own 100% of the limited liability company interests in the New Advisor. The foregoing description of the New Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Advisory Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

In addition, on July 28, 2015, the Operating Partnership, the Prior Advisor, Academy Partners and Industrial Property Advisors LLC entered into a Contribution Agreement (the “Contribution Agreement”). As described in the Contribution Agreement, prior to the Merger Effective Time, the New Advisor will form a new wholly owned limited liability company (the “Replacement Advisor”). Immediately thereafter, the New Advisor will: (i) assign its rights and obligations under the New Advisory Agreement to the Replacement Advisor (and the Replacement Advisor will become the advisor to the Company); and (ii) contribute all of its right, title and interest in and to certain intellectual property rights used in the business of the Company, which Parent wishes to acquire in connection with the Merger, to the Replacement Advisor. Pursuant to the Contribution Agreement, immediately thereafter and prior to the Merger Effective Time, (a) the New Advisor will distribute all of its right, title and interest in Replacement Advisor and all of its liabilities to its members in liquidation of New Advisor, and (b) following receipt of the interests in Replacement Advisor, each of Prior Advisor and Academy Partners will contribute its right, title and interest in and to the Replacement Advisor to the Operating Partnership in exchange for an aggregate of approximately 8.83 million OP Units (the “Replacement Advisor Contribution”). The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

In connection with the transactions contemplated by the Contribution Agreement, on July 28, 2015, the Merger Sub, Prior Advisor and Academy Partners also entered into an Operating Partnership Unit Purchase Agreement (the “OP Unit Purchase Agreement”) pursuant to which, among other things, concurrently with the Merger Effective Time, Merger Sub will acquire all OP Units issued to Prior Advisor and Academy Partners in the Replacement Advisor Contribution for an aggregate price of approximately $91.0 million, without adjustment or proration of any kind. Under the terms of the OP Unit Purchase Agreement, a certain portion of the consideration payable for the OP Units may be held in escrow until January 4, 2016 or the expiration of a non-competition arrangement pursuant to which the Prior Advisor is restricted from owning or managing industrial assets in Asia for a one-year period following the sale of the OP Units pursuant to the OP Unit Purchase Agreement (subject to certain exceptions). An additional portion of the consideration payable for the OP Units may be held in escrow for a two-year period from the date of the closing under the OP Unit Purchase Agreement to secure certain indemnification obligations, if any, under the Contribution Agreement. The Operating Partnership joined in the execution of the OP Unit Purchase Agreement for the limited purpose of consenting to the transfer of the OP Units to Merger Sub.

Item 7.01	Regulation FD Disclosure.

On July 28, 2015, the Company issued a press release announcing the execution of the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 28, 2015, the Company distributed a letter to its stockholders concerning the announced proposed Merger. A copy of the stockholder letter distributed by the Company is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

In addition, on July 28, 2015, the Company prepared a stockholder Q&A and an e-mail distribution to financial advisors and home offices, in each case, concerning the Merger and the Merger Agreement. Copies of the stockholder Q&A and the e-mail to financial advisors and home offices are attached hereto as Exhibit 99.3 and Exhibit 99.4, respectively, and each is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events

In connection with the approval of the Merger, on July 28, 2015, the Company announced that the Company Board, including all of the Company’s independent directors, had voted to terminate the Company’s Third Amended and Restated Distribution Reinvestment Plan (the “DRIP”) and the Company’s Fourth Amended and Restated Share Redemption Plan (“SRP”), each termination effective as of the Merger Effective Time. The Company Board, including all of the Company’s independent directors, also voted to suspend indefinitely the DRIP and the SRP from and after the date hereof.

As a result of the suspension of the DRIP, any distributions paid after the date hereof will be paid to the Company’s stockholders in cash. The Company can provide stockholders with assistance on directing cash distribution payments and answering questions. The suspension of the DRIP will not affect the payment of distributions to stockholders who previously received their distributions in cash. In addition, as a result of the suspension of the SRP, the Company will not process or accept any requests for redemption received after the date hereof.

Forward-Looking Statements

This Current Report on Form 8-K, including the exhibit furnished herewith, contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform of 1995. These forward-looking statements generally can be identified by use of statements that include words such as “intend,” “plan,” “may,” “should,” “could,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the failure of the Company to obtain the requisite vote of stockholders required to consummate the proposed merger or the failure to satisfy the other closing conditions to the merger or any of the other transactions contemplated by the merger agreement; (iii) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (iv) the effect of the announcement of the merger on the ability of the Company to retain key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally; (v) the ability of third parties to fulfill their obligations relating to the proposed transaction, including providing financing under current financial market conditions; (vi) the actual distributions to be received by stockholders from the liquidating entity, if any, the timing of such distributions and the market prices for the Excluded Properties at the time of any sales by the liquidating entity, including costs related thereto; (vii) the outcome of any legal proceedings that may be instituted against the Company and others related to the merger agreement; (viii) the ability of the Company to implement its operating strategy; (ix) the Company’s ability to manage planned growth; (x) changes in economic cycles; and (xi) competition within the real estate industry.

In addition, these forward-looking statements reflect the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Additional factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s SEC reports, including, but not limited to, the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 27, 2015, the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, which was filed with the SEC on May 13, 2015 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed Merger, the Company intends to file with the SEC and mail or otherwise provide to its stockholders a proxy statement and other relevant materials, and hold a special meeting of its stockholders to obtain the requisite stockholder approval. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other relevant materials (when they become available) containing information about the proposed transactions, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov and the Company’s website at www.industrialincome.com. In addition, stockholders may obtain free copies of the proxy statement and other documents filed by the Company with the SEC (when available) by directing a written request to the following address: Industrial Income Trust Inc., Attention: Eric Paul, 518 17th Street, Denver, CO 80202.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Merger. Information about those executive officers and directors of the Company and their ownership of Common Stock is set forth in the proxy statement for the Company’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2015. Stockholders may obtain additional information regarding the direct and indirect interests of the Company and its executive officers and directors in the Merger by reading the proxy statement regarding the Merger when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger by and among the Company, Parent and Merger Sub, dated July 28, 2015*

10.1	Eighth Amended and Restated Advisory Agreement by and among the Company, the Operating Partnership and the New Advisor, dated July 27, 2015

10.2	Contribution Agreement by and among the Operating Partnership, Prior Advisor and Academy Partners, dated July 28, 2015

99.1	Press release of the Company, dated July 28, 2015

99.2	Stockholder Letter, dated July 28, 2015

99.3	Stockholder Q&A, dated July 28, 2015

99.4	Email to Financial Advisors and Home Offices, dated July 28, 2015

*	Industrial Income Trust Inc. has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

July 28, 2015	By:	/S/ THOMAS G. MCGONAGLE

Name: Thomas G. McGonagle
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger by and among the Company, Parent and Merger Sub, dated July 28, 2015*

10.1	Eighth Amended and Restated Advisory Agreement by and among the Company, the Operating Partnership and the New Advisor, dated July 27, 2015

10.2	Contribution Agreement by and among the Operating Partnership, Prior Advisor and Academy Partners, dated July 28, 2015

99.1	Press release of the Company, dated July 28, 2015

99.2	Stockholder Letter, dated July 28, 2015

99.3	Stockholder Q&A, dated July 28, 2015

99.4	Email to Financial Advisors and Home Offices, dated July 28, 2015

*	Industrial Income Trust Inc. has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.